Exhibit 99.1

OptimizeRx Launches AI-Powered Real-World Evidence Solution on Its Point-of-Care Platform

For the First Time, Real-World Data is Used to Deliver Real-Time Care Support Information at the Point-Of-Care

ROCHESTER, Mich. – December 1, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has introduced a transformative enhancement to its digital health and communications platform.

The new enhancement involves the application of advanced analytics, using machine-learning methods applied to real-world data (RWD), resulting in the accurate delivery of therapeutic support and brand messages to clinicians at critical points in a patient's care journey.

This use of patient and scenario modeling that optimizes and automates information delivery at the point-of-care is unprecedented in the industry.

The solution creates new opportunities for life science organizations to better support providers as they look to make the best treatment decisions for their patients, especially for those with complex dosing requirements or chronic disease indications. The innovation also enables more messages to be delivered to more physicians whose actions were not previously visible on the platform.

"Everyone is trying to solve the problem of siloed health data," noted Steve Silvestro, chief commercial officer at OptimizeRx. “Lack of communication between healthcare systems has created a big problem for patients and providers, since often they don’t have all the information they need at crucial moments during the delivery of care. Democratizing data in this way gives life science organizations the ability to communicate directly with providers using an automated, compliant, and data-driven method, and one that is based on care milestones and a patient’s treatment history.”

A recent analysis by the Partnership for Health IT Patient Safety reveals how patient outcomes can be impacted by delays and breakdowns in communication during the care delivery process. This is especially evident in specialty and oncology medicine, where OptimizeRx’s RWD evidence-driven approach can help healthcare providers unlock valuable insights for their patients. It can speed time-to-diagnoses and care referrals, as well as prevent delays in treatment and reduce cost in the system, and ultimately allow patients to have a better overall experience with improved outcomes.

“The entire healthcare system is focused on data interoperability in order to deliver the most effective care,” said Miriam Paramore, OptimizeRx president. “Data alone doesn’t help, but actionable information does. Given our platform’s access to real-world-data, such as diagnoses, lab results, and procedure details, we can apply our ‘secret sauce’ of AI and machine learning so that the data becomes useful information. We can then deliver this information at the right time, to the right person, and right within their daily e-prescribing workflow. This represents a true breakthrough in our efforts to improve the overall healthcare system for patients and providers alike.”

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the US and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

Company Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7557

oprx@cma.team